SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 10, 2002.


                            NEW FRONTIER MEDIA, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                       33-27494-FW                    84-1084061
-------------                  ---------------                -----------------
(State of                      (Commission File               (IRS Employer I.D.
Incorporation)                 Number)                        Number)


                             7007 Winchester Circle
                                    Suite 200
                             Boulder, Colorado 80301
                                 (303) 444-0632
                         -------------------------------
                        (Address and telephone number of
                          principal executive offices)


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Item 6.  Resignation of Registrant's Directors.

         On June 10, 2002, New Frontier Media, Inc. (the "Registrant") received a letter from Director Bradley A. Weber, dated June 7, 2002, stating that he had resigned from the Registrant's Board of Directors "effective today, June 6, 2002 [sic]". Mr. Weber indicated that his decision to resign was based on several factors, including that he disagreed with the Company's strategic direction and that he viewed the majority of the Board of Directors as being contentious. Mr. Weber specifically requested that his resignation and the reasons therefore be disclosed on a Current Report on Form 8-K and that his letter be filed as an Exhibit to such Report.

         The Registrant believes that Mr. Weber's description of his disagreement with the Registrant is incorrect, incomplete and self-serving. The Registrant believes that Mr. Weber is resigning from the Board in an attempt to make it appear that he and Director Edward J. Bonn are no longer acting as a group in seeking control of the Registrant, which actions may have triggered the Registrant's Rights Agreement (commonly referred to as a poison pill). The Registrant also believes that Mr. Weber's true disagreement with the Registrant derives from the lawsuit filed by the Company against Mr. Bonn and Mr. Weber.

         Mr. Weber stated in his resignation letter that the current proxy fight arose from a "discussion between Board members regarding redirection and falling stock value," and that the Registrant's lawsuit against Mr. Weber and Mr. Bonn lacks a "real basis in fact," and was a result of Mr. Weber's efforts to "vocalize genuine concerns." The Registrant believes that these statements are incorrect.

         The current proxy fight initiated by Mr. Bonn stems not from discussions between Board members regarding redirection of the Registrant's business, but rather Mr. Bonn's and Mr. Weber's attempts to cause the Board to discharge Chief Executive Officer Mark H. Kreloff, after less than 15 minutes of discussion, at a Special Meeting of the Board held on March 20, 2002. After the Registrant's Board rejected Messrs. Bonn's and Weber's proposal and instead established an Independent Special Committee to investigate, among other things, the activities of Messrs. Bonn and Weber relating to their prior management of Interactive Gallery, Inc., the Registrant's Internet subsidiary, and whether, by their actions, they triggered the Registrant's Rights Plan, Mr. Bonn notified the Company he would seek to replace the Board of Directors and rescind the Company's Rights Plan.

         And it was not Mr. Weber's efforts to "vocalize genuine concerns" which resulted in the filing of a complaint against Mr. Bonn and Mr. Weber. Rather, it was the findings of the Independent Special Committee, after conducting a thorough investigation, which resulted in the Company's lawsuit against Mr. Bonn and Mr. Weber, alleging fraud and breach of fiduciary duty in connection with their prior management of Interactive Gallery, Inc., and their sale of Interactive Gallery, Inc. to the Company in 1999.

Item 7(c)          Exhibits.
-------            ---------
  17.1             Bradley A. Weber Letter of Resignation, dated June 7, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


June 14, 2002                                    NEW FRONTIER MEDIA, INC.
                                                 (Registrant)


                                       By: /s/ MARK H. KRELOFF
                                       ------------------------
                                       Mark H. Kreloff, Chief Executive Officer





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                                  EXHIBIT INDEX


Exhibit No.    Exhibit                                              Page
-----------    ---------                                           -------
17.1           Bradley A. Weber Letter of Resignation,                5
               dated June 7, 2002











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